SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant	☑
Filed by a Party other than the Registrant Check the appropriate box:	☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
MAXIM PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Contacts:

Maxim Pharmaceuticals	FischerHealthPorterNovelli Life Sciences
Larry G. Stambaugh	Aline Schimmel
Chairman and Chief Executive Officer	(212) 601-8278

John D. Prunty
Chief Financial Officer

(858) 453-4040
MAXIM PHARMACEUTICALS MAILS LETTER TO STOCKHOLDERS REMINDING THEM TO VOTE THEIR PROXIES
SAN DIEGO, Calif., December 1, 2005 — Maxim Pharmaceuticals, Inc. (NASDAQ NM: MAXM, SSE: MAXM) today mailed the following letter to its stockholders in Sweden, regarding its upcoming Special Meeting of Stockholders to be held on December 21, 2005:
November 25, 2005
Proxy Statement/Prospectus
Merger Proposal – Your Vote Is Very Important
To the Stockholders of Maxim Pharmaceuticals, Inc.:
On September 6, 2005, Maxim Pharmaceuticals, Inc. (Maxim) (Nasdaq: MAXM, SSE: MAXM), entered into a definitive merger agreement with EpiCept Corporation (EpiCept), a privately held corporation. After careful consideration the Boards of Directors of Maxim and EpiCept unanimously approved a merger combining Maxim and EpiCept. Your board of directors unanimously recommends that you vote FOR the proposal to adopt and approve the merger agreement and approve the merger.
You will be asked, at the special meeting of Maxim stockholders, to approve and adopt the merger agreement and to approve the merger. YOUR VOTE IS IMPORTANT. We cannot complete the merger unless Maxim stockholders adopt and approve the merger agreement and approve the merger. Maxim’s board of directors recommends that you vote FOR the merger. No vote of EpiCept’s stockholders is required in connection with the merger, they have already voted for the merger by approving the issuance of the necessary shares to complete the merger. Additional information regarding the directors and executive officers of EpiCept is also included in EpiCept’s registration statement on Form S-1, which was filed with the SEC on April 18, 2005.

December 1, 2005

The new company, to be called EpiCept Corporation, combines a late stage product portfolio of commercially promising pain therapies, a planned cancer product registration filing for our Ceplene product candidate in Europe and our early stage discovery program for apoptosis inducers and inhibitors designed to address unmet medical needs in the areas of oncology and degenerative diseases.
Upon completion of the merger, Maxim will become a wholly owned subsidiary of EpiCept. The terms of the merger agreement provide for EpiCept to issue shares of its common stock to Maxim stockholders in exchange for all of the outstanding shares of Maxim.
The merger will result in EpiCept stockholders with approximately 72%, and the Maxim stockholders with approximately 28%, of the outstanding shares of EpiCept’s common stock. The merger is intended to qualify as tax free for U.S. Federal income tax purposes as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.
EpiCept and Maxim anticipate that concurrent with the closing of the merger, EpiCept’s shares will be listed for trading on the Nasdaq National Market and on the OM Stockholm Exchange under the symbol “EPCT.” EpiCept will apply for listing on the Nasdaq National Market and the OM Stockholm Exchange and, in order to be listed, will be required to meet the initial listing requirements established by those regulatory bodies. Following the merger, Maxim will be delisted from the Nasdaq National Market and the OM Stockholm Exchange.
Maxim stockholders are cordially invited to attend a special meeting of stockholders that will be held on:
Wednesday, December 21, 2005
8:00 a.m. local time
Maxim Pharmaceuticals, Inc.
8899 University Center Lane
Suite 400
San Diego, CA 92122
The joint proxy statement/prospectus previously mailed to you provides detailed information about EpiCept, Maxim and the proposed merger. Please give all the information contained in the joint proxy statement/prospectus your careful attention. If you require an additional copy of the joint proxy statement/prospectus, please contact our proxy solicitor at one of the contact numbers listed below.
We encourage you to read and consider carefully this proxy statement/prospectus in its entirety. For a discussion of significant matters that should be considered before voting at the special meeting, see “Risk Factors” beginning on page 19. If you have lost your proxy card or need to discuss this transaction further please call +46-8-775-02-18.
Sincerely,
/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chairman, President and CEO
Maxim Pharmaceuticals, Inc.
EpiCept has filed a registration statement that contains a definitive proxy statement/prospectus with the Securities and Exchange Commission. STOCKHOLDERS OF MAXIM AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS) REGARDING THE PROPOSED MERGER BECAUSE IT

December 1, 2005

CONTAINS IMPORTANT INFORMATION ABOUT EPICEPT, MAXIM AND THE PROPOSED MERGER. Maxim’s stockholders may also obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Maxim and EpiCept, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Maxim Pharmaceuticals, 8899 University Center Lane, Suite 400, San Diego, CA 92122, Attention: Investor Relations, Telephone: (858) 453-4040 or MacKenzie Partners, Inc. toll free at (800) 322-2885, or direct at (212) 929-5500. If you are located in Sweden, you can call direct at +46-8-775-02-18.

PLEASE VOTE TODAY
If you have any questions or need assistance in voting your proxy card, please contact our proxy solicitor MacKenzie Partners, Inc.
In North America:
Call Toll Free — 800-322-2885 or call direct — 212-929-5500.
In Sweden:
Call WM DATA direct +46-8-775-02-18
Stockholders in Sweden may also fax their proxy cards to WM DATA +46-8-775-01-95.
Swedish Shareholders may also vote through the internet by logging on to www.maxim.com/ sgm
You will find your password included on your proxy card recently mailed to you.
In Europe:
Call direct +44-(0)-207-170-4155
Maxim Overview
Maxim is a biopharmaceutical company dedicated to developing innovative cancer therapeutics. Maxim has completed one Phase 3 clinical trial of Ceplene™ plus Interleukin-2 combination therapy as a remission maintenance therapy for patients with acute myeloid leukemia. Maxim is also engaged in the discovery and development of small-molecule apoptosis inducers and inhibitors to treat a wide range of disorders, including cancers and degenerative diseases. Using its proprietary high-throughput screening technology and its chemical genetics approach several lead compounds have been identified. Current efforts continue toward the development of these compounds either internally or through strategic collaborative arrangements.
Ceplene and the apoptosis compounds are investigational drugs and have not been approved by the U.S. Food and Drug Administration or any international regulatory agency.

December 1, 2005

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction with EpiCept, the efficacy, safety and intended utilization of Ceplene, the oral histamine formulation, and the apoptosis inducers, and the conduct and results of future clinical trials, and plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause actual results to differ materially include the risk that Maxim and EpiCept may not be able to complete the proposed transaction, the risk that products that appeared promising in early research and clinical trials do not demonstrate safety or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, and the risks associated with the Company’s reliance on outside financing to meet its capital requirements and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. These factors and others are more fully discussed in the Company’s periodic reports and other filings with the Securities and Exchange Commission.
Note: The Maxim logo is a trademark of Maxim.
Editor’s Note: This release is also available on the Internet at http://www.maxim.com.